Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the consolidating condensed balance sheets as of September 30, 2023 and December 31, 2022, consolidating condensed statements of operations for the three and nine months ended September 30, 2023 and 2022, cash flows for the nine months ended September 30, 2023 and 2022, and Adjusted EBITDA for the three and nine months ended September 30, 2023 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations, Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions.
The consolidating condensed balance sheets as of September 30, 2023 and December 31, 2022 are as follows:

	September 30, 2023			December 31, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$429	$412	$841	$432	$606	$1,038
Restricted cash	24	106	130	15	116	131
Accounts receivable, net	401	154	555	463	148	611
Inventories	34	11	45	45	14	59
Prepayments and other current assets	198	91	289	171	92	263
Total current assets	1,086	774	1,860	1,126	976	2,102
Investments in and advances to unconsolidated affiliates	—	91	91	—	94	94
Property and equipment, net	11,634	3,066	14,700	11,540	3,058	14,598
Goodwill	9,014	1,990	11,004	9,014	1,990	11,004
Intangible assets other than goodwill	3,108	1,532	4,640	3,149	1,565	4,714
Deferred tax asset	2	48	50	—	—	—
Other assets, net	1,519	(635)	884	1,482	(467)	1,015
Total assets	$26,363	$6,866	$33,229	$26,311	$7,216	$33,527
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$273	$98	$371	$206	$108	$314
Accrued interest	105	141	246	120	198	318
Accrued other liabilities	1,078	801	1,879	1,070	858	1,928
Due to affiliates	968	(968)	—	1,481	(1,481)	—
Current portion of long-term debt	2	63	65	67	41	108
Total current liabilities	2,426	135	2,561	2,944	(276)	2,668
Long-term financing obligation	11,467	1,258	12,725	11,364	1,246	12,610
Long-term debt	1,024	11,206	12,230	5,173	7,486	12,659
Long-term debt to related party	4,407	(4,407)	—	15	(15)	—
Deferred tax liability	240	(141)	99	1,518	(531)	987
Other long-term liabilities	446	426	872	427	425	852
Total liabilities	20,010	8,477	28,487	21,441	8,335	29,776
STOCKHOLDERS' EQUITY:
Caesars stockholders’ equity	6,215	(1,611)	4,604	4,858	(1,145)	3,713
Noncontrolling interests	138	—	138	12	26	38
Total stockholders’ equity	6,353	(1,611)	4,742	4,870	(1,119)	3,751
Total liabilities and stockholders’ equity	$26,363	$6,866	$33,229	$26,311	$7,216	$33,527

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the three months ended September 30, 2023 and 2022 are as follows:

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino	$1,029	$591	$1,620	$1,017	$588	$1,605
Food and beverage	372	71	443	351	60	411
Hotel	458	95	553	457	87	544
Other	301	77	378	282	45	327
Net revenues	2,160	834	2,994	2,107	780	2,887
EXPENSES:
Casino	488	343	831	470	368	838
Food and beverage	220	46	266	200	40	240
Hotel	117	29	146	116	26	142
Other	111	7	118	98	7	105
General and administrative	365	163	528	363	166	529
Corporate	74	—	74	62	1	63
Depreciation and amortization	241	79	320	226	78	304
Transaction and other costs. net	10	(23)	(13)	5	2	7
Total operating expenses	1,626	644	2,270	1,540	688	2,228
Operating income	534	190	724	567	92	659
OTHER EXPENSE:
Interest expense, net	(396)	(185)	(581)	(402)	(167)	(569)
Loss on extinguishment of debt	—	(3)	(3)	(33)	—	(33)
Other income (loss)	1	(2)	(1)	—	4	4
Total other expense	(395)	(190)	(585)	(435)	(163)	(598)
Income (loss) from continuing operations before income taxes	139	—	139	132	(71)	61
Benefit (provision) for income taxes	(29)	(18)	(47)	(13)	5	(8)
Income (loss) from continuing operations, net of income taxes	110	(18)	92	119	(66)	53
Discontinued operations, net of income taxes	—	—	—	—	—	—
Net income (loss)	110	(18)	92	119	(66)	53
Net income attributable to noncontrolling interests	(18)	—	(18)	—	(1)	(1)
Net income (loss) attributable to Caesars	$92	$(18)	$74	$119	$(67)	$52

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the nine months ended September 30, 2023 and 2022 are as follows:

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino	$2,957	$1,832	$4,789	$3,000	$1,446	$4,446
Food and beverage	1,097	208	1,305	987	185	1,172
Hotel	1,352	229	1,581	1,241	205	1,446
Other	858	170	1,028	818	118	936
Net revenues	6,264	2,439	8,703	6,046	1,954	8,000
EXPENSES:
Casino	1,421	1,055	2,476	1,397	1,330	2,727
Food and beverage	641	134	775	564	120	684
Hotel	349	77	426	321	70	391
Other	314	22	336	277	21	298
General and administrative	1,039	497	1,536	1,034	511	1,545
Corporate	234	5	239	204	4	208
Depreciation and amortization	711	232	943	671	239	910
Transaction and other costs, net	50	(14)	36	14	(28)	(14)
Total operating expenses	4,759	2,008	6,767	4,482	2,267	6,749
Operating income (loss)	1,505	431	1,936	1,564	(313)	1,251
OTHER EXPENSE:
Interest expense, net	(1,198)	(563)	(1,761)	(1,184)	(496)	(1,680)
Loss on extinguishment of debt	(197)	(3)	(200)	(33)	—	(33)
Other income (loss)	—	5	5	24	29	53
Total other expense	(1,395)	(561)	(1,956)	(1,193)	(467)	(1,660)
Income (loss) from continuing operations before income taxes	110	(130)	(20)	371	(780)	(409)
Benefit (provision) for income taxes	1,151	(247)	904	(54)	101	47
Income (loss) from continuing operations, net of income taxes	1,261	(377)	884	317	(679)	(362)
Discontinued operations, net of income taxes	—	—	—	(2)	(384)	(386)
Net income (loss)	1,261	(377)	884	315	(1,063)	(748)
Net income attributable to noncontrolling interests	(26)	—	(26)	(1)	(2)	(3)
Net income (loss) attributable to Caesars	$1,235	$(377)	$858	$314	$(1,065)	$(751)

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of cash flows for the nine months ended September 30, 2023 and 2022 are as follows:

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$584	$717	$1,301	$1,328	$(859)	$469

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(673)	(222)	(895)	(463)	(254)	(717)
Acquisition of gaming rights and trademarks	(15)	(15)	(30)	(11)	—	(11)
Proceeds from sale of business, property and equipment, net of cash sold	—	1	1	4	17	21
Proceeds from the sale of investments	—	3	3	—	121	121
Proceeds from insurance related to property damage	—	—	—	—	36	36
Other	40	—	40	—	—	—
Net cash used in investing activities	(648)	(233)	(881)	(470)	(80)	(550)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	4,420	880	5,300	750	—	750
Repayments of long-term debt and revolving credit facilities	(4,434)	(1,496)	(5,930)	(1,667)	(94)	(1,761)
Cash paid to settle convertible notes	—	—	—	—	—	—
Financing obligation payments	(6)	(1)	(7)	(1)	—	(1)
Debt issuance and extinguishment costs	—	(79)	(79)	—	—	—
Payments to acquire ownership interest in subsidiary	—	(66)	(66)	—	—	—
Contributions from noncontrolling interest owners	100	—	100	—	—	—
Distributions to noncontrolling interests	—	(1)	(1)	—	—	—
Taxes paid related to net share settlement of equity awards	—	(25)	(25)	—	(26)	(26)
Net cash used in financing activities	80	(788)	(708)	(918)	(120)	(1,038)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash flows from operating activities	—	—	—	—	(18)	(18)
Cash flows from investing activities	—	—	—	—	386	386
Cash flow from financing activities	—	—	—	—	—	—
Net cash from discontinued operations	—	—	—	—	368	368
Effect of foreign currency exchange rates on cash	—	—	—	—	(29)	(29)
Increase (decrease) in cash, cash equivalents and restricted cash	16	(304)	(288)	(60)	(720)	(780)
Cash, cash equivalents and restricted cash, beginning of period	448	855	1,303	527	1,494	2,021
Cash, cash equivalents and restricted cash, end of period	$464	$551	$1,015	$467	$774	$1,241

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The reconciliations of net income (loss) attributable to Caesars to Adjusted EBITDA for the three and nine months ended September 30, 2023 are as follows:

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
Net income (loss) attributable to Caesars	$92	$(18)	$74	$1,235	$(377)	$858
Net income attributable to noncontrolling interests	18	—	18	26	—	26
(Benefit) provision for income tax	29	18	47	(1,151)	247	(904)
Other (income) loss	(1)	2	1	—	(5)	(5)
Loss on extinguishment of debt	—	3	3	197	3	200
Interest expense, net	396	185	581	1,198	563	1,761
Depreciation and amortization	241	79	320	711	232	943
Transaction costs and other, net	16	(43)	(27)	71	(24)	47
Stock-based compensation expense	26	—	26	82	—	82
Adjusted EBITDA	$817	$226	$1,043	$2,369	$639	$3,008